The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933 as amended. We are not using this preliminary prospectus supplement or the accompanying prospectus to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-285032
SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 18, 2025)
€
American Medical Systems Europe B.V.
(incorporated as a private company with limited liability in the Netherlands with its statutory seat in Amsterdam, the Netherlands)
€            % Senior Notes due 20
€           % Senior Notes due 20
Fully and Unconditionally Guaranteed by
Boston Scientific Corporation
American Medical Systems Europe B.V. (“AMS Europe” or the “Issuer”), a wholly-owned finance subsidiary of Boston Scientific Corporation (“Boston Scientific” or the “guarantor”), is offering €      aggregate principal amount of    % senior notes due   (the “20   Notes”) and €      aggregate principal amount of    % senior notes due   (the “20   Notes” and, together with the 20      Notes, the “notes”). AMS Europe will pay interest on the notes on       of each year, beginning   , 2026.
We intend to use the net proceeds from this offering, together with cash on hand, to fund the repayment at maturity of AMS Europe’s 0.750% Senior Notes due March 8, 2025 (the “March 2025 Notes”), of which €1,000 million aggregate principal amount was outstanding as of the date of this prospectus supplement, and to pay accrued and unpaid interest with respect to such notes, and for general corporate purposes, which may include, among other things, short term investments, reduction of short term debt, funding of working capital and potential future acquisitions.
AMS Europe may redeem the notes of each series in whole at any time or in part from time to time at the redemption prices described under the heading “Description of the Notes — Optional Redemption” in this prospectus supplement. There are no sinking funds for the notes. AMS Europe will be required to offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event (as defined herein).
The notes will be senior unsecured obligations of AMS Europe, will rank equally in right of payment with all of AMS Europe’s other existing and future unsecured and unsubordinated indebtedness and be senior to any future indebtedness of AMS Europe that is subordinated to the notes. All of AMS Europe’s obligations under the notes will be fully and unconditionally guaranteed by Boston Scientific, AMS Europe’s ultimate parent company, on a senior unsecured basis (the “guarantees”). The guarantees will rank equally in right of payment with all of Boston Scientific’s other existing and future unsecured and unsubordinated indebtedness and be senior to any future indebtedness of Boston Scientific that is subordinated to the guarantees. The notes and the guarantees will be effectively junior to any future secured indebtedness of AMS Europe and Boston Scientific, respectively, to the extent of the collateral securing such indebtedness, and be structurally junior to any existing and future indebtedness and other liabilities of Boston Scientific’s subsidiaries (other than AMS Europe).
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement and the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.
Currently, there is no public market for the notes. Application will be made for the notes to be admitted to the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”), and to trading on the Global Exchange Market thereof. The Global Exchange Market is not a regulated market within the meaning of Directive 2014/65/EU (as amended, “MiFID II”). There can be no assurance that the notes will be admitted to the Official List of Euronext Dublin or admitted to trading on the Global Exchange Market. The listing application will be subject to approval by Euronext Dublin. AMS Europe currently expects the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market within 30 days after the original issue date.
Investing in our securities involves risks. See “Information Concerning Forward-Looking Statements” on page S-12 and the risks described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and under the heading “Risk Factors” in our periodic reports that we file with the Securities and Exchange Commission before investing in any of our securities.
	Offering Price to Public(1)		Underwriting Discounts		Proceeds to AMS Europe Before Expenses
Per 20 Note		%		%		%
20 Notes Total	€		€		€
Per 20 Note		%		%		%
20 Notes Total	€		€		€
Total	€		€		€

(1)
Plus accrued interest, if any, from           , 2025.

The underwriters expect to deliver the notes to investors through the book-entry system of Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) against payment on or about       , 2025.
Joint Book-Running Managers
Barclays	Citigroup	Wells Fargo Securities
The date of this prospectus supplement is           , 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “we,” “us,” and “our” refer, collectively, to Boston Scientific Corporation and its consolidated subsidiaries and/or, where applicable, only to American Medical Systems Europe B.V. as the issuer of debt securities; the term “Boston Scientific” refers only to Boston Scientific Corporation, a Delaware corporation; and the term “AMS Europe” refers only to American Medical Systems Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated pursuant to the laws of the Netherlands and registered with the Dutch Chamber of Commerce under number 34185686.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes AMS Europe is offering and other matters relating to AMS Europe and Boston Scientific. The second part is the accompanying prospectus, which provides more general information about the securities, Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time may offer, some of which may not apply to this offering of notes. This prospectus supplement and the accompanying prospectus are part of a registration statement that Boston Scientific and AMS Europe filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.
AMS Europe and Boston Scientific have not, and the underwriters have not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. AMS Europe, Boston Scientific and the underwriters do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
References to our “2024 Form 10-K” refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 18, 2025.
As permitted under Rule 3-10(a) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), neither this prospectus supplement nor the accompanying prospectus contains separate financial statements for AMS Europe because the notes of AMS Europe offered hereby are debt securities; Boston Scientific provides a full and unconditional guarantee of AMS Europe’s obligations under the notes, and no other subsidiary of Boston Scientific will guarantee the notes; AMS Europe is an indirect subsidiary of Boston Scientific that is 100% owned by Boston Scientific; Boston Scientific files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and Boston Scientific has provided disclosures required by Rule 13-01(a) of Regulation S-X under the Securities Act (“Rule 13-01(a)”). In accordance with Rule 13-01(a), certain summarized financial information has also been omitted from this prospectus supplement or the accompanying prospectus because it is immaterial and/or because AMS Europe, which was incorporated on January 30, 2003, is a “finance subsidiary” of Boston Scientific, as such term is defined under Rule 13-01(a)(4)(vi).
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. AMS Europe and Boston Scientific are not, and

S-ii

the underwriters are not, making an offer of the notes in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
In connection with the offering, the underwriters are not acting for anyone other than AMS Europe and Boston Scientific and will not be responsible to anyone other than AMS Europe and Boston Scientific for providing the protections afforded to their clients nor for providing advice in relation to the offering.

S-iii

STABILIZATION
IN CONNECTION WITH THE ISSUE OF THE NOTES, CITIGROUP GLOBAL MARKETS EUROPE AG, IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES DURING THE STABILIZATION PERIOD AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

S-iv

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
Important — PRIIPs Regulation / Prohibition of Sales to EEA Retail Investors.   The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purpose of the Prospectus Regulation.
MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
Important — UK PRIIPs Regulation / Prohibition of Sales to UK Retail Investors.   The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes

S-v

will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.
UK MIFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

S-vi

SUMMARY
The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section beginning on page S-6 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing the notes.
Boston Scientific Corporation
Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world. As a medical technology leader for more than 45 years, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals diagnose and treat a wide range of diseases and medical conditions and improve patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. We advance science for life by providing a broad range of high-performance solutions to address unmet patient needs and reduce the cost of health care.
Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234. Our telephone number is (508) 683-4000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein.
American Medical Systems Europe B.V.
American Medical Systems Europe B.V. was incorporated on January 30, 2003 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), under the laws of the Netherlands. Its registered office is located at Vestastraat 6, 6468 EX Kerkrade, The Netherlands. AMS Europe is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 34185686, is an indirect wholly-owned finance subsidiary of Boston Scientific. AMS Europe’s telephone number is +31-455467700.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.
Issuer
American Medical Systems Europe B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid). The Issuer is an indirect wholly-owned finance subsidiary of Boston Scientific.
Issuer Legal Entity Identifier
549300AA2JE6ZQ5D2493.
Guarantor
Boston Scientific Corporation, a Delaware corporation.
Notes Offered
€      aggregate principal amount of    % senior notes due 20      .
€      aggregate principal amount of    % senior notes due 20      .
Maturity Date
          , 20   for the 20   Notes.
          , 20   for the 20   Notes.
Interest Payment Dates
Interest will be paid annually in arrears on           of each year, commencing           , 2026.
Original Issue Discount
We intend to treat the notes of each series as being issued with original issue discount (“OID”) for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Taxation of U.S. Holders — Original Issue Discount” in this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from this offering, together with cash on hand, to fund the repayment at maturity of the March 2025 Notes, of which €1,000 million aggregate principal amount was outstanding as of the date of this prospectus supplement, and to pay accrued and unpaid interest with respect to such notes, and for general corporate purposes, which may include, among other things, short term investments, reduction of short term debt, funding of working capital and potential future acquisitions. See “Use of Proceeds” in this prospectus supplement.
Optional Redemption
AMS Europe may redeem the notes of any series prior to maturity at its option, at any time in whole or in part from time to time at the redemption prices described under the heading “Description of the Notes — Optional Redemption” in this prospectus supplement.
Repurchase at the Option of Holders Upon Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event, AMS Europe will be required to make an offer to repurchase all of the notes then outstanding at a repurchase price equal to 101% of their principal amount thereof, plus accrued and unpaid interest (if any) to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. See “Description of the Notes — Repurchase at the Option of Holders Upon Change of Control Repurchase Event” in this prospectus supplement.

Currency of Payment
All payments of principal of, premium, if any, and interest on the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such a case, amounts payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. See “Risk Factors — The notes permit AMS Europe to make payments in U.S. dollars if AMS Europe is unable to obtain euro” and “Description of the Notes — Issuance in Euro” in this prospectus supplement.
Additional Amounts
AMS Europe (or the guarantor, as the case may be) will, subject to certain exceptions and limitations, pay additional amounts as are necessary in order that the net payment of the principal of, premium, if any, and interest in respect of the notes, after any required withholding or deduction for any present or future tax, duty, assessment or other governmental charge imposed by a Relevant Taxing Jurisdiction (as defined below), will result in receipt by each holder of a note of such amounts as would have been received if no such withholding or deduction had been required. See “Description of the Notes — Additional Amounts” in this prospectus supplement.
Redemption for Tax Reasons
AMS Europe may redeem the notes of any series at any time, in whole but not in part, at its election in the event of certain changes in the tax laws of a Relevant Taxing Jurisdiction (as defined below) that would require AMS Europe, or certain acts taken by a taxing authority of a Relevant Taxing Jurisdiction that result in the substantial probability that AMS Europe would be required, to pay additional amounts with respect to the notes of such series as described under “Description of the Notes — Additional Amounts.” See “Description of the Notes — Redemption for Tax Reasons” in this prospectus supplement.
Ranking
Each series of the notes and the related guarantees will:
•
be senior unsecured obligations of AMS Europe and Boston Scientific, respectively;

•
rank equally in right of payment with any other existing and future senior unsecured and unsubordinated indebtedness of AMS Europe and Boston Scientific, respectively;

•
be senior to any future indebtedness of AMS Europe and Boston Scientific, respectively, that is subordinated to the notes and the related guarantees, as applicable;

•
be effectively junior to any future secured indebtedness of AMS Europe and Boston Scientific, respectively, to the extent of the collateral securing such indebtedness; and

•
be structurally junior to any existing and future indebtedness and other liabilities of Boston Scientific’s subsidiaries (other than AMS Europe).

At December 31, 2024, we had outstanding approximately $10,746 million of unsecured indebtedness and no secured indebtedness. In addition, certain of our subsidiaries had approximately $175 million of outstanding indebtedness at December 31, 2024 that would have been structurally senior to the notes. At December 31, 2024, AMS Europe had outstanding approximately $5,157 million of unsecured indebtedness and no secured indebtedness.
Covenants
AMS Europe will issue the notes under an indenture containing covenants for your benefit. These covenants will restrict the ability, with certain exceptions, of:
•
Boston Scientific and AMS Europe to merge or consolidate with another entity or transfer all or substantially all of their respective property and assets; and

•
Boston Scientific and its Subsidiaries (as defined in the indenture) to create, grant or incur liens.

These covenants are subject to important exceptions and qualifications, as described under the headings “Description of Debt Securities — Merger, Consolidation, or Sale of Assets” and “Description of Debt Securities — Limitation on Liens” in the accompanying prospectus.
Additional Notes
AMS Europe may, without notice or consent of the holders of any series of notes, create and issue further notes ranking equally and ratably in all respects with the notes of any series, so that such further notes will be consolidated and form a single series with the corresponding series of notes and will have the same terms as to status, redemption or otherwise as the corresponding series of notes, subject to certain tax considerations.
Listing: No Active Trading Market
Application will be made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof. The listing application will be subject to approval by Euronext Dublin. The Global Exchange Market is not a regulated market within the meaning of MiFID II. There can be no assurance that the notes of any series will be admitted to the Official List of Euronext Dublin or admitted to trading on the Global Exchange Market. AMS Europe currently expects the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market within 30 days after the original issue date. If such a listing is obtained, AMS Europe has no obligation to maintain such listing, and AMS Europe may delist the notes of any series at any time.
The notes of each series will be new securities for which there is currently no market. Although the underwriters have informed AMS Europe that they currently intend to make a market in the notes of each series, they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, AMS Europe cannot assure you that a liquid market for any series will develop or be maintained.
ISIN
               , for the 20   Notes.
               , for the 20   Notes.
Common Code
               , for the 20   Notes.
               , for the 20   Notes.
Denomination and Form
The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. The notes of each series will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described in “Description of the Notes — Book-Entry procedures,” certificates will not be issued in exchange for beneficial interests in the global notes. See “Description of the Notes — Book-Entry Procedures” for a further discussion.
Trustee
U.S. Bank Trust Company, National Association.
Registrar and Paying Agent
U.S. Bank Europe DAC.
Governing Law
The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors
Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS
An investment in the notes involves risks. You should consider carefully the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including the risks and uncertainties set forth in Part I, Item 1A. under the heading “Risk Factors” in our 2024 Form 10-K, as well as any other document we may file with the SEC that is incorporated by reference herein. The risks and uncertainties described in this prospectus supplement as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not currently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement or the documents incorporated by reference herein or other unknown or currently immaterial risks or uncertainties actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the notes.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See “Information Concerning Forward-Looking Statements” in this prospectus supplement.
Risks Relating to the Notes
AMS Europe is a finance subsidiary and will depend on Boston Scientific or Boston Scientific’s other subsidiaries for funds to meet its obligations under the notes.
AMS Europe is a finance subsidiary of Boston Scientific and Boston Scientific conducts a significant portion of its operations through its subsidiaries. AMS Europe’s principal source of funds is its financing activities with Boston Scientific and the payments to AMS Europe by other Boston Scientific subsidiaries, and a significant portion of Boston Scientific’s source of funds, including funds to make payments pursuant to the guarantees of the notes, is dividends, loans or other payments to Boston Scientific by its subsidiaries. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain subsidiaries of Boston Scientific. If AMS Europe has insufficient funds from its financing activities and sufficient funds are not able to be transferred to Boston Scientific from its subsidiaries, or to AMS Europe from other Boston Scientific subsidiaries, or sufficient cash or liquidity is not otherwise available, AMS Europe and Boston Scientific may not be able to make principal, premium or interest payments on outstanding debt, including under the notes and the guarantees.
The notes will not be guaranteed by any of Boston Scientific’s other subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries (other than AMS Europe).
The notes will be obligations of AMS Europe and will be guaranteed exclusively by Boston Scientific and not by any of Boston Scientific’s other subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities of Boston Scientific’s other subsidiaries (including liabilities to trade creditors) and the guarantees will be structurally subordinated to all indebtedness and other liabilities of all of Boston Scientific’s other subsidiaries, which means that creditors of Boston Scientific’s other subsidiaries (including trade creditors) and holders of their preferred stock, if any, will have priority with respect to the assets of such subsidiaries over Boston Scientific’s claims (and therefor the claims of Boston Scientific’s creditors, including holders of the notes).
The notes and guarantees will be effectively junior to any secured indebtedness that AMS Europe or Boston Scientific may incur in the future.
The notes and guarantees will be unsecured. As of December 31, 2024, neither AMS Europe nor Boston Scientific had any secured debt outstanding. Holders of secured debt that AMS Europe or Boston Scientific may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and guarantees. Holders of secured debt also would have priority over unsecured creditors in the event of AMS Europe’s or Boston Scientific’s bankruptcy, liquidation or similar proceeding to the extent of the collateral securing such secured debt. As a result, the notes and guarantees will be effectively junior to any secured debt that AMS Europe or Boston Scientific may issue in the future.
AMS Europe may issue additional notes.
Under the terms of the indenture that will govern each series of the notes offered hereby, AMS Europe may from time to time without notice to, or the consent of, the holders of any series of notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that, subject to certain tax considerations, the new notes may be consolidated and form a single series with such notes and have the same terms as to the status, voting rights, redemption or otherwise as such notes.
Redemption may adversely affect your return on the notes.
The notes are redeemable at AMS Europe’s option, and therefore AMS Europe may choose to redeem the notes at times when prevailing interest rates and/or credit spreads are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.
We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event.
As described under the heading “Description of the Notes - Repurchase at the Option of Holders Upon Change of Control Repurchase Event” in this prospectus supplement, AMS Europe will be required to offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event. There can be no assurance that we will have sufficient funds available at the time of any Change of Control Repurchase Event to be able to consummate a Change of Control Offer for all notes then outstanding at a purchase price for 101% of their principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, a change of control (as described herein under the heading “Description of the Notes — Repurchase at the Option of Holders Upon Change of Control Repurchase Event”) and certain other change of control events would constitute an event of default under certain of our credit agreements. As a result, we may not be able to make any of the required payments on, or repurchases of, the notes without obtaining the consent of the lenders under certain of our credit agreements or have the ability to arrange financing on acceptable terms.
The notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the notes.
Neither we nor any of our subsidiaries, including AMS Europe, are restricted under the terms of the notes or the indenture governing the notes from incurring additional indebtedness. The terms of the indenture limit Boston Scientific’s and AMS Europe’s ability to merge or consolidate with another entity or transfer all or substantially all of the property and assets of Boston Scientific or AMS Europe, as applicable, and limit the ability of Boston Scientific and its Subsidiaries to create, grant or incur liens. However, these limitations are subject to numerous exceptions. See “Description of Debt Securities — Limitation on Liens” and “Description of Debt Securities — Merger, Consolidation, or Sale of Assets” in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture, the notes and the guarantees, including repurchasing indebtedness or capital stock, or paying dividends, could have the effect of diminishing AMS Europe’s ability to make payments on the notes when due.
Our financial performance and other factors could adversely impact AMS Europe’s ability to make payments on the notes.
AMS Europe’s ability to make scheduled payments with respect to the notes will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business, geopolitical and other factors beyond our control.

There are no established markets for the notes. Admission to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof will not guarantee the development of any active market and the trading prices of the notes could fluctuate significantly over time.
The notes are new issues of securities with no established trading markets. Although AMS Europe will apply for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof, we cannot provide you with any assurance regarding whether the notes of any series will become or remain listed. The listing application will be subject to approval by Euronext Dublin.
Upon such listing, we will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding; however, we may not obtain or be able to maintain such listing for any series of the notes. Failure of the notes of any series to be listed on, or the delisting of the notes of any series from, Euronext Dublin may have a material adverse effect on a holder’s ability to sell the notes of such series.
We have been informed by the underwriters that they intend to make markets in the notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that any active public market for the notes will develop. If any active public trading market for the notes does not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. As a result, there can be no assurance that any active trading market will develop for the notes or be maintained for the notes. To the extent any active trading market does not develop or is not sustained, you may not be able to resell your notes at their fair market value or at all.
Federal, state and foreign statutes allow courts, under specific circumstances, to void the notes and the guarantees.
The issuance of the notes and the guarantees may be subject to review under federal, state and foreign fraudulent transfer and conveyance statutes. While the relevant laws may vary from jurisdiction to jurisdiction, under such laws the issuance or guarantees of the notes would generally be a fraudulent conveyance if (1) AMS Europe issued the notes or Boston Scientific provided the guarantees with the actual intent of hindering, delaying or defrauding creditors or (2) AMS Europe or Boston Scientific, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or guarantees, as applicable, and, in the case of (2) only, one of the following is also true:
•
AMS Europe or Boston Scientific was insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

•
the issuance of the notes or the guarantees left AMS Europe or Boston Scientific, respectively, with an unreasonably small amount of capital to carry on its business; or

•
AMS Europe or Boston Scientific intended to, or believed that it would, incur debts beyond its ability to pay as they mature or become due.

If a court were to find that the issuance of the notes or the guarantees was a fraudulent conveyance, the court could void the payment obligations under the notes or the guarantees or subordinate the notes or the guarantees to presently existing and future indebtedness of AMS Europe or Boston Scientific, or require the holders of the notes to repay any amounts.
Generally, an entity would be considered insolvent if at the time it incurred indebtedness:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not AMS Europe or Boston Scientific was solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes or the guarantees would not be subordinated to any of Boston Scientific’s other debt.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•
significant changes in rates of exchange between the euro and the investor’s home currency; and

•
the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.
The notes permit AMS Europe to make payments in U.S. dollars if AMS Europe is unable to obtain euro.
AMS Europe will pay the principal of, premium, if any, and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to AMS Europe due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted by AMS Europe into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of the Notes — Issuance in Euro.” The exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.
Trading in the clearing system is subject to minimum denomination requirements.
The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not hold notes in the minimum denomination of €100,000 or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
Each global note will be held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with AMS Europe and to exercise their rights and remedies.
The notes will initially be issued in the form of global notes registered to Euroclear or Clearstream or their common depositary or nominee for so long as Euroclear or Clearstream or their common depositary or nominee is the registered holder of the notes issued in the form of one or more global notes. Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture governing the notes.
While the notes of each series are represented by global notes, the Issuer will discharge its payment obligations under the notes by making payments to or to the order of a nominee for a common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a global note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. AMS Europe has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a global note.
Holders of beneficial interests in a global note will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.
Similarly, upon the occurrence of an event of default under the indenture governing the notes, unless and until definitive or certificated registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Description of the Notes — Book-Entry Procedures” in this prospectus supplement.
Dutch laws differ from the laws in effect in the United States and may afford less protection to holders of our securities. A judgment from a U.S. court may not be enforceable in the Netherlands.
AMS Europe is organized under the laws of the Netherlands. The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar. AMS Europe has agreed, in accordance with the terms of the indenture under which the notes and guarantees will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the guarantees brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible to enforce court judgments obtained in the United States against AMS Europe in the Netherlands based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of the Netherlands would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of AMS Europe based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with the Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in the Netherlands.
We intend to treat each series of notes as being issued with original issue discount for U.S. federal income tax purposes.
The notes of each series provide for an initial scheduled accrual period that is longer than one year. As a result, we intend to treat each series of notes as being issued with OID for U.S. federal income tax purposes in an amount equal to the excess of all payments on such series (including payments of stated interest) over its issue price. Accordingly, U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences” in this prospectus supplement) generally will be subject to special tax accounting rules, including being required to include OID in gross income, as ordinary income, as it accrues under a “constant-yield method,” before the receipt of cash attributable to such income, and regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. OID generally will be accrued in euro and translated into dollars in the manner described under “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Taxation of U.S. Holders — Original Issue Discount” in this prospectus supplement. U.S. Holders generally will recognize foreign currency gain or loss to the extent the amount accrued differs from the U.S. dollar value of the euro amounts when received. See “Material U.S. Federal Income Tax Consequences” in this prospectus supplement for the material U.S. federal income tax consequences associated with purchasing, holding and disposing of each series of the notes.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend,” “aim” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements. Except as required by law, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future.
The forward-looking statements below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading “Risk Factors” in our 2024 Form 10-K and in connection with forward-looking statements throughout our 2024 Form 10-K as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed above and below which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations, future U.S. and global political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions and the market acceptance of those products; market competition for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; our ability to achieve environmental, social and governance goals; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. We caution investors to consider carefully these factors. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in our 2024 Form 10-K, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.
For a discussion of important risk factors that could cause our actual results to differ materially from our expectations in any forward-looking statements, see Part I, Item 1A. under the heading “Risk Factors” in our 2024 Form 10-K, and under the heading “Risk Factors” herein, in the accompanying prospectus and in any other document we may file with the SEC that is incorporated by reference herein and therein.

USE OF PROCEEDS
We estimate the net proceeds from this offering will be approximately €      million after deducting the underwriting discounts and offering expenses payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to fund the repayment at maturity of the March 2025 Notes, of which €1,000 million aggregate principal amount was outstanding as of the date of this prospectus supplement, and to pay accrued and unpaid interest with respect to such notes, and for general corporate purposes, which may include, among other things, short term investments, reduction of short term debt, funding of working capital and potential future acquisitions.
Certain of the underwriters or their affiliates may hold March 2025 Notes. To the extent that any of the net proceeds from this offering are used to fund the repayment at maturity of the March 2025 Notes, such underwriters or affiliates will receive a portion of the proceeds from this offering.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as the “Debt Securities”) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus under the heading “Description of Debt Securities,” to which description reference is hereby made. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms and other terms made part of the indenture. As used in this description, unless otherwise expressly stated or the context otherwise requires, all references to the “issuer,” “AMS Europe,” “we,” “us,” or “our” mean American Medical Systems Europe B.V. excluding its subsidiaries and all references to “Boston Scientific” or the “guarantor” mean Boston Scientific Corporation excluding its subsidiaries.
General
The 20    Notes offered hereby will be limited initially to €      aggregate principal amount and will mature on           , 20   . The 20   Notes offered hereby will be limited initially to €      aggregate principal amount and will mature on           , 20  . The notes will not be entitled to a sinking fund. The notes of each series will bear interest from the date of issuance, payable annually in arrears on             of each year, beginning           , 2026, to the persons in whose names such notes are registered at the close of business on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or            , if no interest has been paid on the notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Each series of the notes will be issued under an indenture dated as of March 8, 2022 (the “indenture”), among the issuer, Boston Scientific, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, and will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be deposited initially with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. U.S. Bank Europe DAC will act as paying agent and registrar for the notes. We may change any paying agent and registrar without notice to holders of the notes and may act as paying agent or registrar.
If any interest payment date, redemption date, or maturity date falls on a day that is not a business day at any place of payment, then the required payment of principal (or premium, if any) or interest, if any, will be made on the next succeeding business day at such place of payment as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date, redemption date, or maturity date, as the case may be, to the date of payment on the next succeeding business day.
We may, at any time, without the consent of the holders of the applicable series of notes, issue additional notes of any series offered hereby having the same ranking and the same interest rate, maturity and other terms as such series (except for the payment of interest accruing prior to the issue date of such additional notes or, in some cases, the first interest payment date following the issue date of such additional notes), and, subject to certain tax considerations, any such additional notes of such series, together with the corresponding notes of such series offered by this prospectus supplement, will form a single series of such notes under the indenture. The notes will contain covenants that will restrict, with certain exceptions, the ability of Boston Scientific and its Subsidiaries to create, grant or incur liens and the ability of Boston Scientific and the issuer to merge or consolidate with another entity or transfer all or substantially all of the property and assets of Boston Scientific or the issuer, as applicable. See “Description of Debt Securities —Limitation on Liens” and “Description of Debt Securities — Merger, Consolidation, or Sale of Assets” in the accompanying prospectus.

Application will be made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof. The listing application will be subject to approval by Euronext Dublin. The Global Exchange Market is not a regulated market within the meaning of MiFID II.
Guarantee
Boston Scientific will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the notes on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of the issuer under the indenture and the notes.
The obligations of Boston Scientific under its guarantees of the debt securities will be limited as necessary to prevent such guarantees from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantees from constituting a fraudulent conveyance.
Ranking
The notes will be senior unsecured obligations of AMS Europe, will rank equally in right of payment with all of AMS Europe’s other existing and future unsecured and unsubordinated indebtedness and be senior to any future indebtedness of AMS Europe that is subordinated to the notes. All of AMS Europe’s obligations under the notes will be fully and unconditionally guaranteed by Boston Scientific, AMS Europe’s ultimate parent company, on a senior unsecured basis (the “guarantees”). The guarantees will rank equally in right of payment with all of Boston Scientific’s other existing and future unsecured and unsubordinated indebtedness and be senior to any future indebtedness of Boston Scientific that is subordinated to the guarantees. The notes and the guarantees will be effectively junior to any future secured indebtedness of AMS Europe and Boston Scientific, respectively, to the extent of the collateral securing such indebtedness, and be structurally junior to any existing and future indebtedness and other liabilities of Boston Scientific’s subsidiaries (other than AMS Europe). At December 31, 2024, Boston Scientific had outstanding approximately $10,746 million of unsecured indebtedness and no secured indebtedness. In addition, certain of Boston Scientific’s subsidiaries had approximately $175 million of outstanding indebtedness at December 31, 2024 that would have been structurally senior to the notes. At December 31, 2024, AMS Europe had outstanding approximately $5,157 million of unsecured indebtedness and no secured indebtedness.
Business Day
For purposes of the notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system, or any successor thereto, is open.
Issuance in Euro
We will pay the principal of, premium, if any, and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted by AMS Europe into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in book-entry form, we will make payments of principal, premium and interest through the paying agent.
Investors will be subject to foreign exchange risks as to payments of principal, premium and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Optional Redemption
Prior to the applicable Par Call Date (as defined below), we may redeem the notes of any series, in whole or in part, at our option, on at least 10 days, but no more than 60 days prior written notice mailed to the registered holders of the notes to be redeemed, at any time at a redemption price equal to the greater of:
•
100% of the principal amount of the notes being redeemed, or

•
as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon to the applicable Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL(ICMA)) at the Comparable Government Bond Rate (defined below) plus           basis points for the 20   Notes and at the Comparable Government Bond Rate plus           basis points for the 20   Notes,

plus, in each case, accrued and unpaid interest on the notes to, but not including, the redemption date (subject to the right of holders as of the close of business on a regular record date to receive interest due on the related interest payment date).
At any time and from time to time on or after         , 20      and         , 20   (the date that       is      months and      months prior to the maturity date of the 20      Notes and the 20   Notes, respectively) (each, a “Par Call Date”), we may redeem the notes of such series, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.
“Comparable Government Bond Rate” means, for any redemption date, the rate per annum equal to the annual equivalent yield to maturity or interpolated yield to maturity (on a day count basis), computed as the third business day immediately preceding that redemption date, of the Comparable Government Issue (as defined below), assuming a price for the Comparable Government Issue (expressed as a percentage of its principal amount) equal to the Comparable Price (as defined below) for such redemption date.
“Comparable Government Issue” means the euro-denominated security issued by the German federal government selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized (assuming that the notes matured on the applicable Par Call Date), at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
“Comparable Price” means, with respect to any redemption date, (i) the average of the Reference Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Dealer Quotations, or (ii) if the trustee obtains fewer than three such Reference Dealer Quotations, the average of all such quotations.
“Quotation Agent” means the Reference Dealer appointed by the trustee after consultation with us.
“Reference Dealer” means (i) each of Barclays Bank PLC, Citigroup Global Markets Europe AG and Wells Fargo Securities Europe S.A. and their respective successors; provided, however, that, if any of the foregoing is not a broker or dealer of, and/or a market maker in, German government bonds (a “Primary Bond Dealer”) at the time any Reference Dealer Quotations are to be obtained with respect to any redemption, we shall substitute therefor another Primary Bond Dealer, and (ii) any other Primary Bond Dealers selected by the trustee after consultation with us.

“Reference Dealer Quotations” means, with respect to each Reference Dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Dealer at 11:00 a.m. London time, on the third business day preceding such redemption date.
If we redeem only some of the notes, the trustee shall determine by lot the notes to be redeemed or, in the case of notes held in global form, pursuant to applicable procedures of the depositary. Notice by the depositary to these participants and by participants to “street name” holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.
Repurchase at the Option of Holders upon Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the notes as described under the headings “— Optional Redemption” above or “— Redemption for Tax Reasons” below, each holder of the notes will have the right to require us to purchase all or a portion (equal to €100,000 and any integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
We will be required to send a notice to each holder of the notes by first class mail, with a copy to the trustee, within 30 days following the date upon which any Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Repurchase Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all properly tendered notes or portions of notes not validly withdrawn;

•
deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

•
deliver or cause to be delivered to the trustee the repurchased notes, accompanied by an officers’ certificate stating, among other things, the aggregate principal amount of repurchased notes.

We will not be required to make a Change of Control Offer with respect to a series of the notes upon the occurrence of a Change of Control Repurchase Event if a third party (including the guarantor) makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all notes of that series properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes of the applicable series if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Boston Scientific’s properties or assets and those of the subsidiaries of Boston Scientific taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes of that series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Boston Scientific’s assets and the assets of the subsidiaries of Boston Scientific, taken as a whole, to another person or group may be uncertain.
For purposes of the foregoing discussion, the following definitions apply:
“Capital Stock” means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.
“Change of Control” means the occurrence of any of the following:
•
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Boston Scientific’s assets and the assets of the subsidiaries of Boston Scientific, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Boston Scientific or one of the subsidiaries of Boston Scientific;

•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Boston Scientific or one of the subsidiaries of Boston Scientific, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of Boston Scientific’s then outstanding Voting Stock or other Voting Stock into which Boston Scientific’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•
the adoption of a plan relating to Boston Scientific’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) Boston Scientific becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Boston Scientific’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.
“Fitch” means Fitch, Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); provided, however, that we shall not be required to maintain a rating by more than two Rating Agencies at any time and if only two Rating Agencies provide a rating with respect to any series of notes, then “Investment Grade” shall mean the applicable rating described above of such two Rating Agencies.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes of any series publicly available, any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act that is selected by Boston Scientific as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be; provided, however, that the issuer shall not be required to maintain a rating by more than two Rating Agencies at any time.

“Rating Event” means, with respect to any series of notes, the rating of such series of notes shall be decreased by each of the Rating Agencies independently by one or more gradations during the Rating Period (as defined below). If the rating of the notes of any series by each of the Rating Agencies is Investment Grade, then “Rating Event” will mean the rating of the notes of such series shall be decreased by one or more gradations by each Rating Agency so that the ratings of the notes of such series by all of the Rating Agencies fall below Investment Grade, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (the “Rating Period”) (which 30-day period shall be extended by no more than 60 days from the date of the occurrence of the Change of Control if the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies and each other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes). A Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of “Change of Control Repurchase Event”) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee under the indenture in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Redemption for Tax Reasons
Subject to a period of not less than ten (10) nor more than sixty (60) days’ prior written notice to the registered holders of the notes to be redeemed, we may redeem the notes of any series at any time after the issue date and prior to the maturity date, in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of notes being redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date, on the date determined by us for early redemption, if:
(a)
as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement (or, if a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction on a date after the date of this prospectus supplement, on or after such later date), we have become or will become obligated to pay Additional Amounts (as defined below) with respect to the notes of such series; or

(b)
any act is taken by a taxing authority of a Relevant Taxing Jurisdiction on or after the date of this prospectus supplement (or, if a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction on a date after the date of this prospectus supplement, on or after such later date), whether or not such act is taken with respect to us or any of our affiliates, that results in a substantial probability that we will be required to pay Additional Amounts on the notes of such series; provided in each case that we determine, in our business judgment (determined in good faith), that the obligation to pay the Additional Amounts cannot be avoided by the use of reasonable measures available to us (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable and would not cause us to incur material additional out-of-pocket costs, but not including assignment of the obligation to make payment with respect to the notes of such series).

No redemption above may be made unless (i) we shall have received an opinion of independent counsel to the effect that any such change, amendment or act described in paragraphs (a) or (b) above results in our requirement to pay (in the case of paragraph (a)) or a substantial probability that we will be required to pay (in the case of paragraph(b)) the Additional Amounts described herein and (ii) we shall have delivered to the paying agent a certificate, signed by a duly authorized officer, stating that based on such opinion, we are entitled to redeem the notes of the applicable series pursuant to their terms.
Sinking Fund
The notes will not be entitled to the benefit of a sinking fund.
Additional Amounts
All payments of principal, premium, if any, and interest by or on behalf of us or the guarantor, as the case may be, pursuant to the terms of the notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the Netherlands, the United States or any other jurisdiction in which we, or the guarantor, are incorporated, organized or otherwise resident or doing business for tax purposes or through which payment on a note is made, or any political subdivision or taxing authority therein or thereof (such as any state of the United States or the District of Columbia) (each, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.
In the event any withholding or deduction on payments in respect of the notes for or on account of any present or future tax, duty, assessment or other governmental charge is required to be deducted or withheld by a Relevant Taxing Jurisdiction, we, or the guarantor, as the case may be, shall remit the full amount required to be deducted or withheld to the relevant authority in accordance with applicable law and pay such additional amounts (the “Additional Amounts”) so that every net payment of the principal of, premium, if any, and interest on the notes will result in receipt by each holder of a note of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received had no such withholding or deduction been required. We, or the guarantor, as the case may be, will not be required, however, to make any payment of Additional Amounts for or on account of:
(a)
any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection (other than a connection arising solely from the ownership of those notes, the receipt of payments in respect of those notes or exercise or enforcement of rights under the notes) between the holder of a note (or beneficial owner of a note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder or beneficial owner (if that holder or beneficial owner is an estate, trust, partnership or corporation) and the Relevant Taxing Jurisdiction, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of a Relevant Taxing Jurisdiction or being or having been engaged in trade or business or present in the Relevant Taxing Jurisdiction or having had a permanent establishment in the Relevant Taxing Jurisdiction or (ii) the presentation of a note (where presentation is required) for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(b)
any payment to a holder of a note that is not the sole beneficial owner of the note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary or member of the partnership or beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of the payment;

(c)
any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

(d)
with respect to payments by the guarantor, any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s or note holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(e)
any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such notes;

(f)
any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of notes to comply (to the extent that it is legally able to do so) with a request to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the Relevant Taxing Jurisdiction of the beneficial owner or any holder of notes (with respect to payments by the guarantor, including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-9 or any subsequent versions thereof or successor thereto, and, in each case, including, without limitation, any documentation requirement under an applicable income tax treaty);

(g)
any tax, assessment or other governmental charge imposed by the United States, any state thereof or the District of Columbia (or any political subdivision or taxing authority therein or thereof) on interest received by (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the guarantor, (2) a controlled foreign corporation that is related to the guarantor within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in subparagraphs (1) through (3) of this paragraph (g);

(h)
any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(i)
any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(j)
any tax, assessment or other governmental charge that is imposed or withheld in The Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), which for the avoidance of doubt shall include (without limitation) any such taxes withheld by us after the first indication that the Dutch revenue service (Belastingdienst) may be of the view that the Dutch Withholding Tax Act 2021 applies in relation to all or some of the notes; or

(k)
any combination of the above.

We, or the guarantor, as the case may be, will use reasonable efforts to obtain and provide the paying agent with the official acknowledgment of the Relevant Taxing Jurisdiction (or, if, notwithstanding such reasonable efforts, such acknowledgment is not available, certified copies or other reasonable documentation) evidencing any payment of any taxes, duties, assessments or other governmental charges in respect of which we, or the guarantor, as the case may be, has paid any Additional Amounts. Copies of such documentation will be made available to the holders of the notes upon reasonable request therefor, and will be made available at the offices of the paying agent.
We, or the guarantor, as the case may be, will also pay and reimburse the holders for any present or future stamp, issue, registration, court or documentary taxes or any excise or property taxes, charges or similar levies (including any penalties, interest and other liabilities relating thereto) that arise in any Relevant Taxing Jurisdiction (or, in the case of enforcement of the notes, the indenture or the guarantees, in any jurisdiction) from the execution, issuance, delivery, registration or enforcement of the notes, the indenture, the guarantees or any other document or instrument in relation thereto, or any payments under or with respect to the notes or the guarantees (other than, in each case, in connection with a transfer of the notes after this offering and limited, solely to the extent of such taxes, charges or similar levies that arise from the receipt of any payments of principal or interest on the notes, to any such taxes, charges or similar levies that are not excluded under clauses (a) through (d) and (f) through (j) above).

Wherever there is mentioned, in any context in the indenture or this “Description of the Notes,” the payment of principal, premium, if any, or interest with respect to the notes (including payments thereof made pursuant to the guarantees), such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Defeasance
The notes are subject to our defeasance option. See “Description of Debt Securities — Defeasance” in the accompanying prospectus.
Satisfaction and Discharge
As set forth in the indenture that governs each series of notes, and upon the occurrence of certain events, the indenture may be subject to satisfaction and discharge with respect to any such series of notes.
Modification
As set forth in the indenture that governs each series of notes, AMS Europe and Boston Scientific may modify the terms of such series of notes and the indenture without the consent of the holders of such series of notes issued under the indenture under certain circumstances. See “Description of Debt Securities —Modification and Waiver” in the accompanying prospectus.
Consent to Jurisdiction and Service of Process
The indenture will provide that AMS Europe will appoint Boston Scientific as agent for service of process in any suit, action or proceeding with respect to the indenture, each series of the notes and the guarantees brought in any federal or state court located in the Borough of Manhattan in the County and the City of New York and AMS Europe and Boston Scientific will submit to such jurisdiction.
Book-Entry Procedures
Global Clearance and Settlement
We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.
Except as set forth below, the global note may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global note in Europe through Clearstream or Euroclear, either as an accountholder in such systems or indirectly through organizations that are accountholders in such systems. Clearstream and Euroclear will hold interests in the global note on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.
The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear accountholders and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described under the heading “— Issuance in Euro.”
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect accountholders. We also do not supervise these systems in any way.
Clearstream and Euroclear and their accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not an accountholder, on the procedures of the accountholder through which such person owns its interest, in order to exercise any rights of a holder of notes.
We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear Bank SA/NV (the “Euroclear Operator”) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Euroclear and Clearstream Arrangements
So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of AMS Europe, Boston Scientific, the trustee, the paying agent, the registrar, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.
Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.
Initial Settlement
We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.
Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Exchange of Global Notes for Certificated Notes
Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:
(1)
the common depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 calendar days;

(2)
we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes;

(3)
there has occurred and is continuing an event of default with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).
Payments
Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.
Original Issue Discount
Because we intend to treat each series of notes as being issued with original issue discount for U.S. federal income tax purposes, each note of such series will bear a legend substantially to the following effect unless the Issuer determines otherwise in compliance with applicable law:
“THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS REGISTERED OFFICE.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary discusses the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon the Code, the Treasury regulations (including proposed Treasury regulations) promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect, in a manner that could adversely affect a holder of the notes. This discussion is applicable only to holders who purchase notes in the initial offering at their original issue price and deals only with notes held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and not held as part of a straddle, a hedge, a conversion transaction or other integrated investment. This discussion is intended for general information only, and does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances, or to certain types of holders subject to special tax treatment under the Code (such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, partnerships and other pass-through entities or arrangements for U.S. federal income tax purposes, certain former citizens or residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers in securities or currencies, holders who directly, indirectly or constructively hold 10% or more of our voting stock or “U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar). Moreover, this discussion does not describe any state, local or non-U.S. tax consequences, any alternative minimum tax consequences, or the Medicare surtax on net investment income, nor does it describe any other aspect of U.S. federal tax law other than income taxation. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS or a court will not take a contrary position with respect to such statements or conclusions. Prospective investors should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
As used herein, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if (A) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined under the Code) have the authority to control all of its substantial decisions or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partners in partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) should consult their own tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of the notes.
U.S. Federal Income Taxation of U.S. Holders
Original Issue Discount.   The notes provide for an initial scheduled accrual period that is longer than one year. As a result, the stated interest on the notes will not technically qualify as “qualified stated interest” under the applicable Treasury regulations. Accordingly, we intend to treat each series of notes as being issued with OID for U.S. federal income tax purposes, and the following discussion assumes such treatment. U.S. Holders generally will be subject to special tax accounting rules for obligations issued with OID. U.S. Holders of such notes should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
The amount of OID on a note will be equal to the excess of its stated redemption price at maturity over its issue price, as determined in euro. The “issue price” of a note will be the first price at which a substantial amount of the notes of the applicable series is sold to the public (excluding sales of the notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a note, including payments of stated interest.
In general, each U.S. Holder of a note, regardless of whether the holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the note for all days during the taxable year that the U.S. Holder owns the note. The daily portions of OID on a note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a note; provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period.
The U.S. dollar amount of OID on a note allocable to each accrual period is determined by (a) calculating the amount of OID allocable to each accrual period in euro using a constant-yield method by multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period), and (b) translating that amount into U.S. dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate of exchange for the partial period within the applicable taxable year. Alternatively, a U.S. Holder may elect to translate the amount of OID allocable to each accrual period into U.S. dollars at the spot rate of exchange on the last day of the accrual period (or, in the case of a partial accrual period, the spot rate of exchange on the last day of such partial accrual period) or, if the date of receipt is within five business days of the last day of the accrual period, the spot rate of exchange on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments held by the U.S. Holder from year to year and cannot change the election without the consent of the IRS. U.S. Holders should consult their tax advisors about the advisability of making this election. Because exchange rates may fluctuate, a U.S. Holder of a note may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar note denominated in U.S. dollars. All payments on a note, including payments of stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal.
The “yield to maturity” of a note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of the note. The “adjusted issue price” of a note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments, including payments of stated interest, made with respect to the note in all prior accrual periods. As a result of this “constant yield” method of including OID in income, and not taking into account exchange rate fluctuations that would affect the amount of OID included in income (as described above), the amounts includible in income by a U.S. Holder generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
A U.S. Holder will recognize foreign currency exchange gain or loss upon the receipt of an amount attributable to OID (whether on the receipt of an interest payment with respect to the note or proceeds from a sale, retirement, redemption or other disposition, as discussed in further detail below) if the exchange rate in effect on the date the payment is received differs from the rate applicable to the previous accrual of that OID. The amount of foreign currency exchange gain or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on the spot rate of exchange on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the OID that has accrued during the accrual period (as determined above), regardless of whether the payment is in fact converted to U.S. dollars. This foreign currency gain or loss generally will be U.S. source ordinary income or loss, and generally will not be treated as an adjustment to interest income or expense for U.S. foreign tax credit purposes.
OID (including interest) on the notes will be treated as income from sources outside the United States for foreign tax credit purposes. Subject to general applicable restrictions and conditions, a U.S. Holder may be entitled to a foreign tax credit for Dutch or other non-U.S. tax, if any, withheld from payments of interest on the notes. The interest will, depending on a U.S. Holder’s circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit. The calculation of the foreign tax credit involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit.
Sale, Retirement, Redemption or Other Taxable Disposition.   Upon the sale, retirement, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of the cash plus the fair market value of any property received on the sale, retirement, redemption or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the amount paid for the note, increased by any amounts includible in income by the U.S. Holder as OID, as determined above under “— Original Issue Discount,” and reduced by all payments on the note, including payments of stated interest. For notes purchased with euros, a U.S. Holder’s cost generally will be the U.S. dollar value of the euros paid for such note determined at the spot rate on the date of such purchase (or, in the case of a cash basis or electing accrual basis taxpayer, the settlement date of the purchase, if the note is traded on an established securities market). If the note is sold, retired, redeemed or otherwise disposed of in a taxable transaction for euros, then a U.S. Holder’s amount realized generally will be the U.S. dollar value of any euros received based on the spot rate in effect on the date of such sale, retirement, redemption or other taxable disposition (or, in the case of a cash basis or electing accrual basis taxpayer, the settlement date of the sale, retirement, redemption or other taxable disposition, if the note is traded on an established securities market). For U.S. Holders using the accrual method of accounting and that have not elected to translate euro amounts at the spot rate of exchange on the settlement date, upon receipt of a payment in euros, such U.S. Holder may recognize exchange gain or loss (taxable as U.S. source ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the spot rates in effect on the date of sale, retirement, redemption or other taxable disposition and the settlement date.
Subject to the foreign currency rules discussed below, gain or loss recognized on the sale, retirement, redemption or other taxable disposition of a note generally will be U.S. source capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition. Certain noncorporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The deductibility of capital losses by U.S. Holders is subject to limitations under the Code.
A portion of a U.S. Holder’s gain or loss with respect to the principal amount of a note may be treated as exchange gain or loss. Such exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of a note is a U.S. Holder’s purchase price for the note calculated in euros on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between the (i) U.S. dollar value of the principal amount determined on the date of the sale, retirement, redemption or other taxable disposition of the note (or on the settlement date of the disposition, if the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer and the note is traded on an established securities market) and (ii) U.S. dollar value of the principal amount determined on the date the U.S. Holder purchased the note (or on the settlement date of the purchase, if the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer and the note is traded on an established securities market). The amount of exchange gain or loss with respect to the principal and with respect to accrued OID (as discussed above) will be limited to the amount of overall gain or loss realized on the disposition of the note. In certain circumstances, U.S. Treasury regulations require foreign exchange losses in excess of a threshold amount to be reported to the IRS. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886.
Exchange of Foreign Currency.   A U.S. Holder’s tax basis in any euro received as interest or on the sale or other disposition of a note will be the U.S. dollar value of such euro at the spot rate of exchange in effect on the date of receipt of the euro. Any gain or loss recognized by a U.S. Holder on a sale, exchange or other disposition of the euro generally will be U.S. source ordinary income or loss, and generally will not be treated as interest income or expense for U.S. foreign tax credit purposes.
U.S. Federal Income Taxation of Non-U.S. Holders
Original Issue Discount.   Subject to the discussion of backup withholding below, payments of interest (i.e., OID) on the notes to a Non-U.S. Holder, and any accruals of OID, generally will not be subject to U.S.

federal income or withholding tax, unless (i) the Non-U.S. Holder is engaged in a trade or business in the United States, (ii) the OID on the notes is effectively connected with the conduct of that trade or business and (iii) if required by an applicable income tax treaty, such OID is attributable to a U.S. permanent establishment or fixed base, in which event (A) the Non-U.S. Holder will be subject to U.S. federal income tax on such OID on a net income basis at regular U.S. federal income tax rates, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and (B) if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Sale, Retirement, Redemption or Other Taxable Disposition.   Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, retirement, redemption or other taxable disposition of a note, unless (i) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) with respect to such gain (which gain may be offset by certain U.S. source capital losses), or (ii) the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to such gain and a corporate Non-U.S. Holder may also be subject to the “branch profits tax” described above.
Information Reporting and Backup Withholding
U.S. Holders.   Payments of principal and interest on, the accrual of OID on and the proceeds of the sale or other disposition of, the notes generally will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding may apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements. Certain U.S. Holders are not subject to backup withholding but may be required to provide certification of their exempt status.
Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Prospective purchasers should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of the notes.
Non-U.S. Holders.   Payments of principal and interest on, and payments of the proceeds of the sale or other disposition of, the notes made to a Non-U.S. Holder within the United States, or outside the United States by a U.S. payor or U.S. middleman (which includes certain foreign financial intermediaries with certain connections to the United States), may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides a properly executed applicable U.S. IRS Form W-8 or otherwise meets documentary evidence requirements for establishing its status as a Non-U.S. Holder, or such Non-U.S. Holder qualifies as an exempt recipient.
Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Financial Asset Reporting
Certain owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their U.S. federal income tax returns. The notes generally will constitute specified foreign financial assets subject to these reporting requirements, unless the notes are held in an account at certain financial institutions. Prospective purchasers are urged to consult their tax advisors regarding the potential application of this reporting requirement to their ownership of the notes, including the significant penalties for non-compliance.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA and/or the prohibited transaction provisions of Section 4975 of the Code (each, a “Covered Plan”). Under ERISA and Section 4975 of the Code, a fiduciary of a Covered Plan generally includes any person who has or exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan or who renders investment advice for a fee or other compensation (direct or indirect) to a Covered Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan. In addition, a fiduciary of a Plan should consult with its legal advisors in order to determine if the investment satisfies the fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws, as applicable.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving the plan assets of such Covered Plans with persons or entities who are “parties in interest,” within the meaning of Title I of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, with respect to such Covered Plans, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of notes by a Covered Plan with respect to which the Issuer, a guarantor, an underwriter or any of their respective affiliates is a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Covered Plan depending on the type and circumstances of the fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the Covered Plan.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company pooled separate accounts), PTCE 91-38 (respecting bank collective investment funds), PTCE 95-60 (respecting life insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and certain non-fiduciary service providers (and affiliates of such service providers) to such Covered Plan. Each of these exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring or holding the notes in reliance on these or any other exemption should carefully review the exemption and consult with its legal advisors to ensure its applicability. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Other Plans
Plans such as Governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) (if no election has been made under Section 410(d) of the Code), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject to the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. Fiduciaries of any such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing or holding any notes.
Because of the foregoing, the notes should not be purchased or held by any person investing the assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA and Section 4975 of the Code or a similar violation of any applicable Similar Laws.
Representation
By acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire or hold the notes includes the assets of any Plan or (2) the acquisition and holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes on behalf of or with the assets of any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Nothing herein should be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Prospective investors should not construe the contents of this prospectus supplement as, nor do the contents of this prospectus supplement constitute, a recommendation or representation with respect to the notes (i) that is based on any prospective investor’s particular needs or individual circumstances or (ii) that the investment satisfies a particular prospective investor’s specific legal or other requirements for investment. Each Plan fiduciary should consult with its own legal advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Similar Law before making an investment in the notes.
Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA or of Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

CERTAIN DUTCH TAX CONSIDERATIONS
General
This Certain Dutch Tax Considerations section is intended as general information only and it does not present any comprehensive or complete description of all aspects of Dutch tax law which could be of relevance to a noteholder. Tax matters are complex, and the tax consequences of an investment in the notes by a particular noteholder will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult its own tax advisor for a full understanding of the tax consequences of an investment in the notes, including the applicability and effect of Dutch tax laws. For Dutch tax purposes, a noteholder may include an individual who or an entity that does not have the legal title of the notes, but to whom nevertheless the notes are attributed, based either on such individual or entity owning a beneficial interest in the notes or based on specific statutory provisions. These include statutory provisions pursuant to which notes are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the notes.
This paragraph is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.
For the purpose of this paragraph, “Dutch Taxes” shall mean taxes of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities. “The Netherlands” means the part of the Kingdom of the Netherlands located in Europe.
The statements below are based on the assumption that the terms of any series of notes will not materially deviate from the terms and conditions as described in this prospectus supplement, in particular with regard to the status and ranking of the notes.
Withholding Tax
Any payments of principal and interest by the Issuer under the notes may, except in certain specific cases described below, be made free of withholding or deduction of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, unless the notes are issued under such terms and conditions that the notes actually function as equity of the Issuer within the meaning of article 10, paragraph 1, under d of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).
Withholding tax on certain (deemed) payments of interest may apply if the recipient of such payments is (i) not an individual and it is (deemed to be) affiliated (gelieerde) to the Issuer and (ii) the situation is (deemed to be) abusive. A situation is in principle considered abusive if:
(i)
such recipient is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-cooperatieve rechtsgebieden voor belastingdoeleinden) (“Designated Jurisdiction”); or

(ii)
such recipient is considered to have a permanent establishment located in a Designated Jurisdiction to which the interest is attributable; or

(iii)
such recipient is considered to be a resident in a jurisdiction that is not a Designated Jurisdiction and is considered to be entitled to the (deemed) payments of interest, with the main purpose or one of the main purposes to avoid taxation for another person, and the transaction is considered an artificial arrangement, transaction or a series of arrangements that has or have not been put in place for valid commercial reasons reflecting economic reality; or

(iv)
such recipient is not considered to be the recipient of the (deemed) payments of interest in its jurisdiction of residence, other than a Designated Jurisdiction, as the jurisdiction of residence treats another entity (in which it holds an interest) as the recipient of the (deemed) payments of interest; or

(v)
such recipient is not considered to be the recipient of the (deemed) payments of interest in its jurisdiction of incorporation, other than a Designated Jurisdiction, as the jurisdiction of incorporation does not treat the recipient as resident nor does any other jurisdiction treat such recipient as resident;

all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).
The Designated Jurisdictions as of 1 January 2025 included American Samoa, Anguilla, Bahamas, Bahrain, Barbados, Bermuda, British Virgin Islands, Cayman Islands, Fiji, Guam, Guernsey, Isle of Man, Jersey, Palau, Panama, Russian Federation, Samoa, Trinidad and Tobago, Turkmenistan, Turks and Caicos Islands, U.S. Virgin Islands, and Vanuatu. This list is subject to change at least annually.
Generally, an entity is considered to be affiliated (gelieerde) to the Issuer if (i) such entity has a Qualifying Interest (as defined below) in the Issuer, (ii) the Issuer has a Qualifying Interest in such entity, or (iii) a third party has a Qualifying Interest in both the Issuer and such entity.
Subject to the discussion below, the term “Qualifying Interest” means a directly or indirectly held interest that enables the holder of such interest — either individually or jointly as part of a collaborating group (samenwerkende groep) — to exercise a decisive influence on the decisions that can determine the activities of the entity in which the interest is held (within the meaning of case law of the European Court of Justice on the freedom of establishment (vrijheid van vestiging)). Fifty percent or more of the voting rights in the Issuer will in any event be considered sufficient to consider affiliation present. However, as of 1 January 2025, the “collaborating group” criterion is replaced by a new criterion: “qualifying unity”. In general, the scope of the new criterion is smaller (more focused on abusive situations) than the current criterion and it can therefore be expected that fewer situations (potentially) fall within the scope of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).
The rate of the conditional withholding tax on interest, in case it would fall due, is equal to the applicable headline corporate income tax rate (25.8% in 2025).
Taxes on Income and Capital Gains
This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a noteholder:
(i)
who has a (fictitious) substantial interest (aanmerkelijk belang) in the Issuer within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet op de inkomstenbelasting 2001);

(ii)
who is an individual and for whom the income or capital gains derived from the notes are attributable to employment activities, the income from which is taxable in the Netherlands;

(iii)
that is an entity which is, pursuant to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969, “CITA”), not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as pension funds);

(iv)
that is an investment institution (beleggingsinstelling) as described in article 6a or 28 of the CITA; or

(v)
that is an entity resident in Aruba, Curaçao or Sint Maarten which carries on an enterprise in Bonaire, Sint Eustatius or Saba through a permanent establishment (vaste inrichting) or permanent representative (vaste vertegenwoordiger) in Bonaire, Sint Eustatius or Saba to which permanent establishment, or permanent representative, the notes are attributable.

Residents in the Netherlands
The description of certain Dutch tax consequences in this section is only intended for the following noteholders:
1.
individuals who are resident or deemed to be resident in the Netherlands for Dutch income tax purposes (“Dutch Individuals”); and

2.
entities that are subject to the CITA and are resident or deemed to be resident in The Netherlands for Dutch corporate income tax purposes (“Dutch Corporate Entities”).

Dutch Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities
Dutch Individuals are generally subject to income tax at statutory progressive rates with a maximum of 49.5 per cent. (2025) with respect to any benefits derived or deemed to be derived from the notes (including any capital gains realised on the disposal thereof) that are either attributable to an enterprise from which a Dutch Individual derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder), or attributable to miscellaneous activities (resultaat uit overige werkzaamheden), including, without limitation, activities which are beyond the scope of active portfolio investment activities.
Dutch Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities
Generally, a Dutch Individual who holds notes (i) that are not attributable to an enterprise from which he derives profits as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, and (ii) from which he derives benefits which are not taxable as benefits from miscellaneous activities, will be subject annually to an income tax imposed on a fictitious yield on such notes. The notes held by such Dutch Individual will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen) at a rate of 36% (in 2025). The annual taxable benefit of all the assets and liabilities of a Dutch Individual that are taxed under this regime, including the notes, is in principle (but subject to the discussion below) set at a deemed return. The deemed return is between 1.44% and 5.88% per annum (in 2025). The applicable deemed return depends on the fair market value of such Dutch Individual’s net investments assets for the year reduced by the liabilities and by certain allowances and measured, in general, at the beginning of every calendar year.
In December 2021, however, the Dutch Supreme Court ruled that taxation under the regime for savings and investments violated the right to property and the prohibition of discrimination under the European Convention on Human Rights. In response to this ruling, the Dutch government amended the regime for savings and investments (as generally described above) in order to comply with the European Convention on Human Rights. In June 2024, however, the Dutch Supreme Court ruled that the proposed reparation legislation still violates the European Convention on Human Rights in cases where the deemed (flat rate) return is higher than the actual return.
Mindful of the above, a Dutch Individual who in a specific year has been subject to taxation under the regime for savings and investments on the basis of a deemed return (as generally described above) while their actual return was lower can object to the Dutch personal income tax assessment imposed for that specific year. If such Dutch Individual successfully substantiates that their actual return was lower than the deemed return, then that Dutch Individual will receive a compensation equal to the difference of the taxes paid and the taxes that should have been paid calculated based on the actual return under this regime. Moreover, as of mid-2025, the Dutch government intends to launch a specific form through which a Dutch Individual can provide counter evidence to substantiate that the actual return on their assets and liabilities that are taxed under this regime is lower that the deemed return, as a consequence of which the actual return will be taxed instead of the deemed return.
Dutch Corporate Entities
Dutch Corporate Entities are generally subject to corporate income tax at the statutory rate of 25.8%. (2025) with respect to any benefits derived or deemed to be derived (including any capital gains realised on the disposal thereof) on the notes. A reduced rate of 19% applies to the first EUR 200,000 of taxable profits (2025).
Non-residents in the Netherlands
A noteholder who is not a Dutch Individual and that is not a Dutch Corporate Entity will generally not be subject to any Dutch Taxes on income or capital gains in respect of the ownership and disposal of the notes, except if:

(i)
the noteholder, whether an individual or not, derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the notes are attributable;

(ii)
the noteholder is an individual and derives benefits from miscellaneous activities carried out in the Netherlands in respect of the notes, including (without limitation) activities which are beyond the scope of active portfolio investment activities;

(iii)
the noteholder is not an individual and is, other than by way of securities, entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise which enterprise is effectively managed in the Netherlands and to which enterprise the notes are attributable; or

(iv)
the noteholder is an individual and is, other than by way of securities, entitled to a share in the profits of an enterprise, that is effectively managed in the Netherlands and to which enterprise the notes are attributable.

Income derived from the notes as specified under (i) and (ii) by an individual is subject to Dutch income tax at progressive rates up to a maximum rate of 49.5%. Income derived from a share in the profits of an enterprise as specified under (iv) that is not already included under (i) or (ii) will be taxed on the basis of a deemed return on savings and investments (as described above in “Residents in the Netherlands”).
Income derived from the notes as specified under (i) and (iii) by an entity is subject to Dutch corporate income tax at up to a maximum rate of 25.8% (2025).
Gift and Inheritance Tax
No Dutch gift tax or inheritance tax is due in respect of any gift of the notes by, or inheritance of the notes on the death of, a noteholder, except if:
(i)
at the time of the gift or death of the noteholder, the noteholder is resident, or is deemed to be resident, in the Netherlands;

(ii)
the noteholder passes away within 180 days after the date of the gift of the notes and is not, or not deemed to be, at the time of the gift, but is, or deemed to be, at the time of the noteholder’s death, resident in the Netherlands; or

(iii)
the gift of the notes is made under a condition precedent and the noteholder is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

For purposes of Dutch gift and inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the ten years preceding the date of the gift or the individual’s death. For purposes of Dutch gift tax, any individual, irrespective of the individual’s nationality, will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the 12 months preceding the date of the gift.
Value Added Tax
In general, no value added tax will arise in respect of payments in consideration for the issue of the notes or in respect of a cash payment under the notes, or in respect of a transfer of notes.
Other Taxes and Duties
No other Dutch turnover tax, transfer tax or taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of a noteholder by reason only of the issue, acquisition or transfer of the notes.

UNDERWRITING
Barclays Bank PLC, Citigroup Global Markets Europe AG and Wells Fargo Securities Europe S.A. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement and the related terms agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters named below has severally and not jointly agreed to purchase from us, the principal amount of the notes listed opposite their names below.
Underwriters	Aggregate Principal Amount of 20 Notes	Aggregate Principal Amount of 20 Notes
Barclays Bank PLC	€	€
Citigroup Global Markets Europe AG
Wells Fargo Securities Europe S.A.
Total	€	€
The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters have advised us that they propose to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering prices and discounts may be changed.
The expenses of the offering, not including the underwriting discounts, are estimated to be $     million and are payable by us.
New Issue of Notes
Application will be made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof. The listing application will be subject to approval by Euronext Dublin. Upon such listing, we will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for any series of notes or that any active public market for the notes will develop. If any active public trading market for the notes of all series does not develop, the market prices and liquidity of such notes may be adversely affected.
Price Stabilization and Short Positions
In connection with the issue of the notes, Citigroup Global Markets Europe AG (in this capacity, the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot the notes or effect transactions with a view to supporting the market prices of the notes at a level higher than that which might otherwise prevail. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the stabilizing manager of a greater principal amount of notes than they are required to purchase in this offering. The stabilizing manager must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the stabilizing manager is concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while this offering is still in progress.
Similar to other purchase transactions, the stabilizing manager’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of certain of the underwriters, including affiliates of Barclays Bank PLC, Citigroup Global Markets Europe AG and Wells Fargo Securities Europe S.A., are lenders under certain of our credit facilities. Certain of the underwriters or their affiliates may hold March 2025 Notes. To the extent that any of the net proceeds from this offering are used to fund the repayment at maturity of the March 2025 Notes, such underwriters or affiliates will receive a portion of the proceeds from this offering. See “Use of Proceeds.”
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the notes will be made on or about the issue date of this offering specified on the cover page, which is           business days following the pricing of the notes (this settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day (as such term is used for purposes of Rule 15c6-1 of the Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery of the notes will be required,

by virtue of the fact that the notes will settle in T+       , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should consult their own advisors in this regard.
Selling Restrictions
The notes are offered for sale in the United States and certain jurisdictions outside the United States where such offer and sale is permitted.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II); or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong or otherwise is or contains an invitation to the public (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”), and, accordingly, will not be offered or sold directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and other applicable laws, regulations and ministerial guidelines promulgates by the relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purpose of this paragraph “Japanese Person” means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act,

Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the notes subscribed or purchased under Section 275 of the SFA by a relevant person that is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets); (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).
Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in or into Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except (i) to any investor that qualifies as a professional or institutional client within the meaning of Article 4(3) and Article 4(4) of the FinSA, (ii) to any investor that acquires the notes in the context of a portfolio management agreement with a licensed Swiss financial institution, or (iii) under any other applicable exemption under the FinSA, and further provided that no such offer of notes shall require the publication of a prospectus and/or the publication of a key information document (or an equivalent document) pursuant to the FinSA, and/or a registration or authorization of AMS Europe, Boston Scientific and the notes in Switzerland. The notes have not and will not be listed or admitted to trading on any trading venue in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the notes, AMS Europe or Boston Scientific constitutes a prospectus or a key information document (or an equivalent document) as such terms are understood pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the notes, AMS Europe or Boston Scientific may be distributed or otherwise made available in Switzerland in a manner which would require the publication of a prospectus or a key information document (or an equivalent document) in Switzerland pursuant to the FinSA, and/or a registration or authorization of AMS Europe, Boston Scientific and the notes in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the notes, AMS Europe or Boston Scientific have been or will be filed with or approved by any Swiss regulatory authority.

Taiwan
The notes may be made available outside Taiwan for purchase by Taiwan resident investors directly but may not be issued, sold, or offered in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any selling agent outside of Taiwan, and the purchase/ sale contract arising therefrom shall be deemed a contract entered into outside of Taiwan.
Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20%. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the prospectus supplement and (e) we and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LISTING AND GENERAL INFORMATION
Listing
Application will be made for the notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market thereof. For so long as the notes are admitted to the Official List of Euronext Dublin and to trading on its Global Exchange Market and the rules of Euronext Dublin require, copies of the following documents may be inspected and obtained in physical and/or electronic form at the registered office of AMS Europe during normal business hours on any weekday:
•
the constitutional documents of AMS Europe and Boston Scientific (with an English translation thereof (where applicable));

•
our 2024 Form 10-K for the fiscal year ended December 31, 2024; and

•
the indenture (which includes the guarantee) and the notes (which include the notation of guarantee).

Service Providers
The Issuer has appointed McCann FitzGerald Listing Services Limited as Irish listing agent, located at Riverside One, Sir John Rogerson’s Quay, Dublin 2.
The auditors of our consolidated financial statements for the year ended December 31, 2024 are Ernst & Young LLP, located at 200 Clarendon Street, Boston, MA 02116.
Our legal advisers are Allen Overy Shearman Sterling US LLP, located at 599 Lexington Avenue, New York, NY 10022-6069, and Baker & McKenzie Amsterdam N.V., located at Claude Debussylaan 54, 1082 MD Amsterdam, Netherlands.
The trustee is U.S. Bank Trust Company, National Association, located at One Federal Street, 3rd Floor, Boston, MA 02110.
The registrar and paying agent is U.S. Bank Europe DAC, located at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, D18 W2X7, Ireland.
Boston Scientific Corporation
Boston Scientific Corporation is the ultimate parent company of its consolidated subsidiaries and is the indirect parent company of AMS Europe. Boston Scientific Corporation is a Delaware corporation established under the laws of Delaware incorporated on June 22, 1979 with registered number 874815.
Details of the Board of Directors of Boston Scientific Corporation can be found on page 16 to 26 of our Proxy Statement on Schedule 14-A that is incorporated by reference herein.
In addition, on May 8, 2024, the Board of Directors appointed Cheryl Pegus, MD, MPH to be a director of Boston Scientific Corporation to hold office until the next annual meeting of stockholders. The next annual meeting of stockholders will be held on May 1, 2025. The Board of Directors further appointed Dr. Pegus to serve as a member of the Executive Compensation and Human Resources Committee and the Risk Committee of the Board of Directors. Dr. Pegus previously served as a partner at Morgan Health where, from November 2022 to May 2024, she has supported the organization’s strategic investments and broader efforts to improve the quality, affordability and equity of employer-sponsored health care. Dr. Pegus is also president of Caluent, LLC, a healthcare analytics and advisory company she has owned since 2012. Prior to that, Dr. Pegus was executive vice president of Health & Wellness at Walmart Inc., president of Consumer Health Solutions and chief medical officer for Cambia Health Solutions and chief medical officer at Walgreens. Before joining Walgreens, Dr. Pegus was the general manager and chief medical officer for SymCare Personalized Health Solutions, Inc., a diabetes-focused division of Johnson & Johnson, and held roles at Pfizer and Aetna. Dr. Pegus began her career in private practice as a cardiologist and previously served as board chair for the Association of Black Cardiologists. Dr. Pegus is currently a member of the board of directors of Concentra, a provider of occupational health services (since July 2024). Dr. Pegus serves on the board of the American Heart Association and is co-founder of A New Beat, an organization dedicated to improving the cardiovascular health and careers of women and underrepresented minorities. Dr. Pegus previously served as a director of several public companies, including Phreesia, Inc., Tactile Systems Technology, Inc. and Cogentix Medical, Inc.
Also, on July 30, 2024, the Board of Directors appointed David C. Habiger to be a director of Boston Scientific Corporation to hold office until the next annual meeting of stockholders. The next annual meeting of stockholders will be held on May 1, 2025. The Board of Directors further appointed Mr. Habiger to serve as a member of the Audit Committee and the Executive Compensation and Human Resources Committee of the Board of Directors. Mr. Habiger currently serves as president and chief executive officer of J.D. Power. Prior to joining J.D. Power in 2018, he founded and was a partner of Silicon Media Partners, served as a senior advisor at Silver Lake Partners and was a venture partner at Prizker Group. Earlier in his career, he served as the chief executive officer for multiple private and publicly held technology companies including Textura Corporation, NDS Group Ltd. and Sonic Solutions. Mr. Habiger is also a director on the Chicago Federal Reserve Board where he serves on the Governance, Human Resources and SABOR (Systems Activities, Bank Operations and Risk) Committees. He is also a director of several public and private boards, including EnerSys, a global industrial battery manufacturing company (since August 2024), Reddit, Inc., a social media and software company (since November 2022), and Xperi Inc., a consumer and entertainment licensing company (since October 2022), and a member of the board of trustees at Rush University Medical Center. Mr. Habiger has served on the board of directors of a number of technology companies, including Stamps.com, Inc., GrubHub, Inc., Echo Global Logistics, Inc. and Control 4 Corporation.
On February 9, 2025, Charles J. Dockendorff informed Boston Scientific Corporation that he will not stand for re-election at the next annual meeting of stockholders. Mr. Dockendorff has served as a member of the Board of Directors of Boston Scientific Corporation since April 2015 and currently serves as a member of the Audit Committee and the Risk Committee. Mr. Dockendorff will continue to serve as a director and in his committee roles until the next annual meeting of stockholders. Mr. Dockendorff’s decision not to stand for re-election at the next annual meeting of stockholders is not the result of any disagreement with Boston Scientific Corporation.
None of the members of the Board of Directors have any potential conflicts of interest between the duties to Boston Scientific Corporation and their private interests or other duties.
The business address for each of the above directors is Boston Scientific Corporation’s registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, USA.
Board of Directors of AMS Europe
Name of Director	Function
Emily Woodworth	Managing Director
Carla Madrid Magalhães Nascimbeni	Managing Director
None of the members of the Board of Directors of AMS Europe have any potential conflicts of interest between the duties to AMS Europe and their private interests or other duties.
Directors of AMS Europe are employees of Boston Scientific Corporation and serve, and may continue to serve in the future, on the Board of Directors of other wholly-owned subsidiaries of Boston Scientific Corporation.
The business address for each of the above directors is its registered office is located at Vestastraat 6, 6468 EX Kerkrade, The Netherlands.
Corporate Authority
AMS Europe has obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the notes.

Persons Responsible
AMS Europe and Boston Scientific accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus and, having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and the accompanying prospectus is, to the best of their knowledge, in accordance with the facts and contains no omission likely to affect its import.
Absence of Litigation
Except for the matters set out in Note I — Commitments and Contingencies in our 2024 Form 10-K for the fiscal year ended December 31, 2024, we are not involved (and have not been involved in the twelve months preceding the date of this prospectus supplement) in any governmental, legal or arbitration proceedings (including any such proceedings that are pending or threatened of which we are aware) that may have or have had in the recent past, significant effects on our financial position or profitability.
Absence of Significant Changes
There has been no material adverse change in our prospects and no significant change in our financial or trading position since December 31, 2024.

LEGAL MATTERS
The validity of the notes and the guarantees and certain legal matters in connection with the notes will be passed upon for us by Allen Overy Shearman Sterling US LLP, New York, New York, for AMS Europe by Baker & McKenzie Amsterdam N.V. as to matters of Dutch law, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of Boston Scientific Corporation appearing in Boston Scientific Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024 (including the schedule appearing therein), and the effectiveness of Boston Scientific Corporation’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Boston Scientific is subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Boston Scientific’s SEC filings are available on the SEC’s website at http://www.sec.gov. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
Incorporation by Reference
We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the offering of the notes under this prospectus supplement and prospectus is terminated or completed (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our 2024 Form 10-K for the fiscal year ended December 31, 2024, filed on February 18, 2025;

•
our Current Reports on Form 8-K filed on January 16, 2025 and February 12, 2025; and

•
portions of our Proxy Statement on Schedule 14A, filed on March 20, 2024, that are incorporated by reference into Part III of our Form 10-K for the fiscal year ended December 31, 2023, filed on February 20, 2024, as amended by Amendment No. 1 to the Form 10-K for the fiscal year ended December 31, 2023, filed on February 21, 2024.

You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:
Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Attention: Investor Relations
Telephone: (508) 683-5670
Email: BSXInvestorRelations@bsci.com
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.
Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

Prospectus
BOSTON SCIENTIFIC CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Guarantees
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
Senior Debt Securities
Subordinated Debt Securities
Guarantees
We may offer and sell the securities covered by this prospectus from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.
When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, before you decide to invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The common stock of Boston Scientific Corporation is traded on the New York Stock Exchange under the symbol “BSX”.
Investing in our securities involves risks. See “Forward-Looking Statements” on page 3 and the risks described in the “Risk Factors” on page 4 of this prospectus, the “Risk Factors” section of our periodic reports that we file with the Securities and Exchange Commission and any applicable prospectus supplement before investing in any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
We may offer and sell securities to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
The date of this prospectus is February 18, 2025.

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” refer, collectively, to Boston Scientific Corporation and its consolidated subsidiaries and/or, where applicable, only to American Medical Systems Europe B.V. as an issuer of debt securities; the term “Boston Scientific” refers to Boston Scientific Corporation, a Delaware corporation; and the term “AMS Europe” refers to American Medical Systems Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time may offer. Each time Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time sell securities, we will provide a prospectus supplement, which may be in the form of a term sheet, or other offering material that will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail about the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Because Boston Scientific is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may offer additional securities by filing an automatically effective post-effective amendment to this registration statement with the SEC at the time of the offering.
We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or any accompanying prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
As permitted under Rule 3-10(a) of Regulation S-X under the Securities Act, this prospectus does not contain separate financial statements for AMS Europe because securities of AMS Europe registered hereby are debt securities; Boston Scientific provides a full and unconditional guarantee of AMS Europe’s obligations under such debt securities, and no other subsidiary of Boston Scientific will guarantee these obligations; AMS Europe is an indirect finance subsidiary of Boston Scientific that is 100% owned by Boston Scientific; Boston Scientific files consolidated financial information under the Securities Exchange Act of

1934, as amended, or the Exchange Act; and Boston Scientific has provided disclosures required by Rule 13-01(a) of Regulation S-X under the Securities Act (“Rule 13-01(a)”). In accordance with Rule 13-01(a), certain summarized financial information has also been omitted from this prospectus because it is immaterial and/or because AMS Europe, which was incorporated on January 30, 2003, is a “finance subsidiary” of Boston Scientific, as such term is defined under Rule 13-01(a)(4)(vi).
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at http://www.sec.gov. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement.
Incorporation by Reference
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of all of the securities covered by a particular prospectus supplement has been terminated or completed (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 18, 2025, which we refer to as our 2024 Form 10-K;

•
our Current Reports on Form 8-K filed on January 16, 2025 and February 12, 2025; and

•
portions of our Proxy Statement on Schedule 14A, filed on March 20, 2024, that are incorporated by reference into Part III of our Form 10-K for the fiscal year ended December 31, 2023, filed on February 20, 2024, as amended by Amendment No. 1 to the Form 10-K for the fiscal year ended December 31, 2023, filed on February 21, 2024.

You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:
Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Attention: Investor Relations
Telephone: (508) 683-5670
Email: BSXInvestorRelations@bsci.com
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 E of the Exchange Act. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend,” “aim” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements.
The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading “Risk Factors” in our 2024 Form 10-K and in connection with forward-looking statements throughout our 2024 Form 10-K, as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed in this prospectus and in any accompanying prospectus supplement which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations, future U.S. and global political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions and the market acceptance of those products; market competition for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; our ability to achieve environmental, social and governance goals; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. We caution investors to consider carefully these factors. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this prospectus.
For a discussion of important risk factors that could cause our actual results to differ materially from our expectations in any forward-looking statements, see Part I, Item 1A. under the heading “Risk Factors” in our 2024 Form 10-K, and under the heading “Risk Factors” herein and in any accompanying prospectus supplement and in any other document we may file with the SEC that is incorporated by reference herein and therein.

RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading “Risk Factors” included in our 2024 Form 10-K, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein.
The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

BOSTON SCIENTIFIC CORPORATION
Our Company
Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world. As a medical technology leader for more than 45 years, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals diagnose and treat a wide range of diseases and medical conditions and improve patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. We advance science for life by providing a broad range of high-performance solutions to address unmet patient needs and reduce the cost of health care.
Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 017521234. Our telephone number is (508) 683-4000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus or any accompanying prospectus supplement or any document incorporated by reference herein or therein.
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
American Medical Systems Europe B.V. was incorporated on January 30, 2003 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Its registered office is located at Vestastraat 6, 6468 EX Kerkrade, The Netherlands. AMS Europe is registered with the Trade Register of the Dutch Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 34185686, is an indirect wholly-owned finance subsidiary of Boston Scientific. AMS Europe’s telephone number is +31455467700.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, without limitation, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, repurchases of our outstanding equity securities, working capital, business acquisitions, investments or other strategic alliances, payment of contingent consideration, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes those of the general terms and provisions of the debt securities that Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of the debt securities under the indenture from time to time (the “issuer”) may offer pursuant to this prospectus that are common to all series, unless otherwise noted or described in a specific prospectus supplement. The specific terms relating to any series of the debt securities that any issuer may offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and the issuer and guarantors, as applicable, of such securities. The debt securities will be issued pursuant to an indenture entered into among Boston Scientific, as issuer or guarantor, AMS Europe, as issuer or guarantor, and any other subsidiary of Boston Scientific designated as an issuer or guarantor thereunder from time to time (Boston Scientific, AMS Europe or any other subsidiary of Boston Scientific designated as a guarantor under the indenture from time to time, a “guarantor” and, collectively, the “guarantors”), and U.S. Bank Trust Company, National Association, as trustee, unless otherwise indicated in the applicable prospectus supplement. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to certain limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, which we refer to at the Trust Indenture Act.
Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that are included in the indenture, a form of which is included as an exhibit to the registration statement of which this prospectus forms a part. This summary is not complete and is subject to, and qualified in its entirety by, reference to the terms and provisions of the indenture. If this summary refers to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.
General
The indenture provides for the issuance from time to time of debt securities in one or more series by Boston Scientific, AMS Europe and/or any other subsidiary of Boston Scientific that may be designated by post-effective amendment as an issuer of such debt securities from time to time. The indenture sets forth the specific terms of any series of debt securities or provides that such terms shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to that series. The indenture does not limit the amount of debt securities or any other debt that may be incurred by any issuer or any guarantor.
The debt securities issued by any issuer will be such issuer’s unsecured obligations. The indebtedness issued by any issuer represented by (i) senior unsecured debt securities will rank on a parity with all of such issuer’s other unsecured and unsubordinated indebtedness and (ii) subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of such issuer’s senior indebtedness. Unsecured debt securities of such issuer will be effectively junior to any existing or future secured debt of such issuer, and all of such issuer’s debt securities will be effectively junior to any existing and future liabilities of the subsidiaries of such issuer. See “— Subordination.”
The obligations of each guarantor under its guarantee of the debt securities will be such guarantor’s unsecured obligations. The indebtedness issued by any guarantor represented by (i) guarantees of senior unsecured debt securities will be on a senior unsecured basis and rank on a parity with all of such guarantors’ other unsecured and unsubordinated indebtedness and (ii) guarantees of subordinated debt securities will be on a subordinated basis and will be unsecured and subordinated in right of payment to the prior payment in full of all of such guarantor’s senior indebtedness. Any guarantee of unsecured debt securities of such guarantor will be unsecured and effectively junior to any existing or future secured debt of such guarantor, and any such guarantee will be effectively junior to any existing and future liabilities of the subsidiaries of such guarantor. See “— Subordination.”
Boston Scientific conducts, and any other issuer may conduct, certain of its operations through subsidiaries and Boston Scientific expects that it and they will continue to do so. Any issuer’s right to participate as a shareholder in any distribution of assets of any subsidiary of such issuer upon its liquidation or reorganization or otherwise and the ability of holders of the debt securities of such issuer to benefit as such issuer’s creditors from any distribution are subject to the prior claims of each such issuer’s subsidiaries’ respective creditors.
You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:
(1)
the form and title of the debt securities, whether they are senior debt securities or subordinated debt securities and the issuer thereof;

(2)
the aggregate principal amount of that series of debt securities;

(3)
the date or dates on which the principal of the debt securities is payable;

(4)
the price or prices at which the debt securities are being offered or the method of determining those prices;

(5)
the rate or rates, if any, at which the debt securities will bear interest, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, the applicable issuer’s right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which any of the foregoing will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(6)
the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, on and interest, if any, on the debt securities will be payable, where any registered securities of the series may be surrendered for registration of transfer, where the debt securities that are exchangeable may be surrendered for exchange, as applicable and, if different than the location specified in the indenture, the place or places where notices or demands to or upon the issuer in respect of the debt securities and the indenture may be served;

(7)
the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the applicable issuer’s option or the option of a Holder (as defined in the indenture), if the applicable issuer or a Holder is to have that option;

(8)
whether the debt securities are guaranteed and, if so, the identity of the guarantor(s), and any deletions from, modifications to, or additions to such guarantees, events of default or covenants with respect to such guarantees;

(9)
the applicable issuer’s obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a Holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(10)
if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

(11)
if other than the trustee, the identity of each security registrar, paying agent and/or any other agent;

(12)
if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

(13)
if other than United States dollars, the currency or currencies in which payment of principal of, or premium, if any, on or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

(14)
whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

(15)
whether the principal of, or premium, if any, on or interest, if any, on the debt securities are to be payable, at the applicable issuer’s election or the election of a Holder thereof, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which (including the election date) and the terms and conditions upon which this election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

(16)
the designation of the initial Exchange Rate Agent (as defined in the indenture), if any, or any depositaries;

(17)
the applicability, if any, of the defeasance or covenant defeasance provisions, and any modifications to the related provisions of the indenture;

(18)
provisions, if any, granting special rights to Holders of debt securities upon the occurrence of specified events;

(19)
any changes to the events of default or covenants specified in the indenture with respect to the debt securities;

(20)
whether the debt securities are to be issuable as registered securities or bearer securities and the related terms and conditions;

(21)
the date as of which any bearer securities and any temporary global security will be dated if other than the date of original issuance of the first debt security of the series;

(22)
the person to whom any interest in any registered security of the series will be payable (if other than the person in whose name that debt security is registered at the close of business on the regular record date for that interest), the manner in which, or the person to whom, any interest on any bearer security will be payable (if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature) and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

(23)
if the debt securities are to be issuable in definitive form and any related conditions;

(24)
if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

(25)
whether, under what circumstances and the currency or currencies in which the applicable issuer will pay Additional Amounts (as defined in the indenture) to any Holder in respect of any tax, assessment or governmental charge and, if so, whether the applicable issuer will have the option to redeem those debt securities rather than pay the Additional Amounts;

(26)
the terms and conditions upon which the debt securities may be exchangeable;

(27)
whether the debt securities or any guarantees are subject to subordination and the terms of that subordination;

(28)
if the debt securities are to be listed on any exchange or automated quotation system or admitted to trading on any market;

(29)
whether the debt securities are to be made eligible for any asset purchase or similar program as part of monetary policy measures implemented by any central bank or similar institution; and

(30)
any other terms, conditions, rights and preferences relating to the debt securities.

With respect to debt securities of any series denominated in United States dollars, the registered securities of that series, other than registered securities issued in global form (which may be of any denomination), will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise provided in the applicable prospectus supplement, and the bearer securities of that series, other than bearer securities issued in global form (which may be of any denomination), will be issuable in a denomination of $5,000 and integral multiples of $1,000 in excess thereof, unless otherwise provided in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities denominated in any currency other than United States dollars or a composite currency will specify the denominations thereof.
One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that is below market rates at the time of issuance. One or more series of debt securities may be floating rate debt securities which are exchangeable for fixed rate debt securities. We may describe certain federal income tax consequences and special considerations, if any, applicable to each series of debt securities in the prospectus supplement relating thereto.
Unless otherwise indicated in the applicable prospectus supplement, interest, if any, on any registered security which is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that security is registered at the close of business on the regular record date for such interest at our office or agency maintained for such purpose as set forth in the indenture; provided, however, that the applicable issuer may, at its option, pay each installment of interest, if any, on any registered security by (i) mailing a check for that interest installment, payable to or upon the written order of the person entitled thereto as set forth in the indenture, to the address of that person as it appears on the Security Register (as defined in the indenture) or (ii) transferring an amount equal to that interest installment to an account located in the United States maintained by the payee.
Guarantees
Each guarantor will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the debt securities that it guarantees on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of the applicable issuer under the indenture and the applicable debt securities.
The obligations of each guarantor under its guarantee of the debt securities will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance.
Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:
(1)
default in the payment of any interest on any debt security of that series, or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of, the principal of (or premium, if any on) any debt security of that series at its maturity;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

(4)
default in the performance, or breach, of any covenant or agreement of Boston Scientific, the applicable issuer or an applicable guarantor in the indenture which affects or is applicable to debt securities of that series (other than a default in the performance, or breach of a covenant or agreement which is specifically dealt with elsewhere in the indenture), and the continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the applicable issuer and any applicable guarantor by the trustee or to the applicable issuer, any applicable guarantor and the trustee by the Holders of at least 25% in principal amount of all outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(5)
any guarantee of the debt securities of that series ceases to be in full force and effect (other than in accordance with the indenture) or is determined in a judgment to be unenforceable or invalid or any such guarantee is asserted in writing by the applicable issuer or the applicable guarantor to no longer be in full force and effect and enforceable in accordance with its terms;

(6)
certain events relating to bankruptcy, insolvency or reorganization of Boston Scientific, the applicable issuer (if other than Boston Scientific) or any applicable guarantor; or

(7)
any other event of default provided pursuant to the indenture with respect to debt securities of that series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in the applicable prospectus supplement.
The indenture provides that if an event of default specified in clauses (1), (2), (3), (4), (5) or (7) above with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the Holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities (as defined in the indenture), such portion of the principal amount as may be specified in the terms of that series) of all of the debt securities of that series to be due and payable immediately, by a notice in writing to the issuer and, if applicable, the guarantor (and to the trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an event of default specified in clause (6) above occurs and is continuing, then the principal amount of all the debt securities then outstanding (or, if any such debt securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any Holder. In certain cases, Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of Holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture provides that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture. The indenture provides that no Holder of any debt securities or any series or any related coupons will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
(1)
such Holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

(2)
the Holders of not less than 25% in principal amount of the then outstanding debt securities of that series (in the case of an event of default described in clauses (1), (2), (3), (4), (5) or (7) above), or, in the case of any event of default described in clause (6) above, the Holders of not less than 25% in principal amount of all outstanding debt securities, shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;
(3)
such Holder or Holders have offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)
the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the Holders of a majority or more in principal amount of the outstanding debt securities of that series in the case of any event of default described in clause (1), (2), (3), (4), (5) or (7) above, or, in the case of any event of default described in clause (6) above, by the Holders of a majority or more in principal amount of all outstanding debt securities.

This provision will not prevent any Holder of any debt security from enforcing payment of principal thereof, and premium, if any, on and interest, if any, thereon at the respective due dates.
Subject to certain exceptions, the Holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the Holders of all the debt securities of such series waive any past default described in clause (1), (2), (3), (4), (5) or (7) above (or, in the case of any event of default described in clause (6) above, the Holders of not less than a majority in principal amount of all outstanding debt securities may waive any such past default) and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any debt security or any related coupon, or (2) in respect of a covenant or provision of the indenture which under the indenture cannot be modified or amended without the consent of the Holder of each outstanding debt security of such series affected.
Holders of not less than a majority in principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to debt securities of that series. The trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining in that proceeding.
The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities, give to Holders of debt securities of that series notice of such default if that default has not been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, on or interest on, or in the payment of any sinking fund installment in respect of, any debt securities of that series, the trustee will be protected in withholding the notice if it determines in good faith that the withholding of the notice is in the interest of Holders of the debt securities of such series.
Boston Scientific, each issuer and each guarantor will be required to deliver an officers’ certificate to the trustee annually as to its compliance with all conditions and covenants under the terms of the indenture.
Modification and Waiver
Modifications of and amendments to the indenture may be made by Boston Scientific, any applicable issuer, any applicable guarantor and the trustee with the consent of Holders of not less than a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby:
(1)
change the Stated Maturity (as defined in the indenture) of the principal of (or premium, if any) or any installment of interest on any debt security of that series, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any of the applicable issuer’s obligations to pay Additional Amounts (except as contemplated or permitted by the indenture), or reduce the amount of principal of an Original Issue Discount Security (as defined in the indenture) of that series that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of repayment at the option of any Holder of any debt security of such series, or change any place of payment where, or the currency in which, any debt security of that series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to convert or exchange any debt security;
(2)
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the indenture that affect such series or certain defaults applicable to that series thereunder and their consequences provided for in the indenture, or reduce the quorum or voting with respect to debt securities of that series;

(3)
release any guarantor from its obligations in respect of the guarantee of any series of debt securities affected or modify the guarantee of any series of debt securities in any manner materially adverse to Holders of that series; or

(4)
modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture that affect that series cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

Boston Scientific, any issuer and any guarantor may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, the applicable issuer’s and the applicable guarantor’s obligations and the duties of the trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.
Merger, Consolidation, or Sale of Assets
Boston Scientific will not consolidate with or merge with or into any other person or transfer all or substantially all of the property and assets of Boston Scientific as an entirety to any person, unless:
(1)
either Boston Scientific will be the continuing person, or the person (if other than Boston Scientific) formed by the consolidation or into which Boston Scientific is merged or to which all or substantially all of the properties and assets of Boston Scientific, as an entirety are transferred is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia that expressly assumes all of Boston Scientific’s obligations, including any guarantee obligations, under each series of debt securities and the indenture with respect to each such series by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the guarantee obligations and the performance of every covenant of the indenture on the part of Boston Scientific, to be performed or observed;

(2)
immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing; and

(3)
Boston Scientific has delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

In addition, the issuer will not consolidate with or merge into any other person or transfer all or substantially all of the property and assets of the issuer as an entirety to any person, unless:
(1)
either the issuer will be the continuing person, or the person (if other than the issuer) formed by the consolidation or into which the issuer is merged or to which all or substantially all of the properties and assets of the issuer, as an entirety are transferred is either Boston Scientific or a person organized and existing under the laws of the United States or any State thereof or the District of Columbia or any member country of the European Union that expressly assumes all of the issuer’s obligations under each series of debt securities and the indenture with respect to each such series by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture on the part of the issuer, to be performed or observed;

(2)
immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing; and

(3)
the issuer has delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Notwithstanding these limitations, any of Boston Scientific’s Subsidiaries (as defined in the indenture) may consolidate with, merge with or into or transfer all or part of its properties and assets to Boston Scientific or any other Subsidiary or Subsidiaries.
Limitation on Liens
The indenture provides that with respect to each series of senior debt securities, unless otherwise set forth in the related prospectus supplement, Boston Scientific will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:
(1)
Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on Boston Scientific’s or its Subsidiaries’ books, as the case may be, in conformity with accounting principles generally accepted in the United States;

(2)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(3)
pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(4)
deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5)
easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Boston Scientific’s business or any of Boston Scientific’s Subsidiaries;

(6)
Liens in existence on the date of the first issuance of the debt securities of such series; provided that no such Lien is spread to cover any additional property after such date and that the amount of debt secured thereby is not increased;

(7)
Liens securing Boston Scientific’s debt and debt of Boston Scientific’s Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such debt and (C) the amount of debt secured thereby is not increased;

(8)
Liens on the property or assets of a corporation which becomes a Subsidiary after the date of the indenture; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of debt secured thereby is not increased;

(9)
Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of our Consolidated Tangible Assets (as defined in the indenture); and

(10)
Liens (not otherwise permitted pursuant to the indenture) (A) which secure obligations not exceeding (as to Boston Scientific and all its Subsidiaries) the greater of (1) $250.0 million or (2) 20% of Consolidated Tangible Assets (as defined in the indenture), in each case in aggregate amount at any time outstanding, or (B) with respect to which Boston Scientific effectively provides that the debt securities outstanding under the indenture are secured equally and ratably with (or, at Boston Scientific’s option, prior to) the debt secured by such Lien.

Defeasance
If so specified in the prospectus supplement with respect to debt securities of any series, the applicable issuer, at its option:
(1)
will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust); or

(2)
will not be subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement,

in each case if there is deposited with the trustee, in trust, money or Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities. If the applicable issuer exercises the defeasance option with respect to debt securities of any series, the guarantees by each guarantor of such series of debt securities will be released concurrently with the defeasance of the debt securities of that series.
To exercise any such option, the applicable issuer or the applicable guarantor is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to (1) above, such opinion of counsel must be based upon a ruling to such effect received by the applicable issuer or the applicable guarantor from or published by the United States Internal Revenue Service or a change in applicable U.S. federal income tax law to such effect. The applicable issuer or the applicable guarantor is required to deliver to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent provided for in the indenture with respect to the defeasance have been complied with.
Subordination
Certain provisions of the indenture relating to the subordination of the subordinated debt securities and guarantees are summarized below. The extent to which a particular series of subordinated debt securities or the guarantees thereof are subordinated to other indebtedness of an issuer or guarantor will be set forth in the prospectus supplement for that series and the indenture may be modified by a supplemental indenture to reflect those subordination provisions. The particular terms of subordination of an issue of subordinated debt securities or guarantees may supersede the general provisions of the indenture summarized below.
Upon any distribution to the applicable issuer or guarantor’s creditors in a liquidation, dissolution or reorganization, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities or guarantees will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness, but the applicable issuer or guarantor’s obligation to make payment of the principal of and premium, if any, on and interest, if any, in respect of the subordinated debt securities or guarantees will not otherwise be affected. Except as provided in a prospectus supplement and the related authorizing resolution and/or supplemental indenture, if any, no payment of principal or interest may be made on the subordinated debt securities or guarantees at any time if a default on senior indebtedness exists that permits the holders of such senior indebtedness to accelerate its maturity and the default is the subject of judicial proceedings or we have received notice of such default. The authorizing resolution and/or supplemental indenture may also provide that subordinated debt securities or guarantees issued thereunder are subordinated and junior in right of payment to the prior payment in full of future senior subordinated debt securities, if any. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, Holders of the subordinated debt securities or guarantees will be subrogated to the rights of holders of senior indebtedness to the extent that distributions otherwise payable to such Holders have been applied to the payment of senior indebtedness. By reason of such subordination, in the event of any distribution of assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities or guarantees.
Global Securities
If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. Unless otherwise provided in any applicable prospectus supplement, each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York (the “Depositary”). Global securities will be registered in the name of the Depositary or its nominee.
The Depositary has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of that successor.
The specific terms of the Depositary arrangement with respect to any debt securities of a series will be described in the relevant prospectus supplement. We anticipate that the following provisions will apply to all Depositary arrangements.
Upon the issuance of a global security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by that global security to the participants’ accounts. The accounts to be credited will be designated by the underwriters or agents with respect to the debt securities or by the applicable issuer if the debt securities are offered and sold directly by it.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of a participant’s interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for that global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.
So long as the Depositary or its nominee is the registered owner of a global security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture.
Principal, premium, if any, on and any interest payments on debt securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a global security representing the debt securities. None of the issuer, the guarantors, if applicable, the trustee, any paying agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the Depositary, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for the debt securities as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in a global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
A global security representing all but not part of an offering of debt securities will be exchangeable for debt securities in definitive form of like tenor and terms if:
(1)
the Depositary notifies the applicable issuer that it is unwilling or unable to continue as depositary for the global security or if at any time the Depositary is no longer eligible to be in good standing as a clearing agency registered under the Exchange Act, and the applicable issuer does not appoint a successor depositary within 90 days after the applicable issuer receives notice or become aware of the ineligibility; or

(2)
the applicable issuer at any time determines not to have all of the debt securities represented in an offering by a global security and notifies the trustee to this effect.

Further, if the applicable issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security may, on terms acceptable to the applicable issuer, receive debt securities in definitive form. In that instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by that global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form.
The Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become one of the applicable issuer’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any Affiliate (as defined in the indenture); provided, however, that if the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.
No Personal Liability of Officers, Directors, Employees or Stockholders
None of the past, present or future directors, officers, employees, members or stockholders, as such, of the applicable issuer and any applicable guarantor or any Affiliates of the applicable issuer and any applicable guarantor will have any personal liability in respect of the obligations of such applicable issuer or applicable guarantor under the indenture or the debt securities by reason of his, her or its status as such. Each Holder by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of debt securities of any series. The waiver may not be effective to waive liabilities under federal securities law.
Applicable Law
The indenture is, and any debt securities and any related guarantees offered hereby will be, governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; (iv) directly by us to a limited number of purchasers or to a single purchaser; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Any initial offering price, dealer purchase price, discount or commission, and concessions allowed or reallowed or paid to dealers may be changed from time to time.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed to be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
The place and time of delivery for securities will be set forth in the prospectus supplement for such securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Allen Overy Shearman Sterling US LLP, New York, New York, and for AMS Europe by Baker & McKenzie Amsterdam N.V. as to matters of Dutch law. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Boston Scientific Corporation appearing in Boston Scientific Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024 (including the schedule appearing therein), and the effectiveness of Boston Scientific Corporation’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.